EXHIBIT 16

POWER OF ATTORNEY

for the BlackRock Equity-Liquidity Complex

The undersigned, David O. Beim, Collette Chilton, Frank J. Fabozzi, Dr. Matina S. Horner, Rodney D. Johnson, Herbert I. London, Ian A. MacKinnon, Cynthia A. Montgomery, Joseph P. Platt, Robert C. Robb, Jr., Toby Rosenblatt, Mark Stalnecker, Kenneth L. Urish, Frederick W. Winter and Barbara Novick, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto, hereby authorize Howard Surloff, Ben Archibald, John Perlowski, Neal J. Andrews, Jay M. Fife, Jennifer McGovern, Scott Hilton, and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 1st day of January, 2015.

Signature	Title	Signature	Title
/s/ David O. Beim David O. Beim	Director/Trustee	/s/ Joseph P. Platt Joseph P. Platt	Director/ Trustee
/s/ Collette Chilton Collette Chilton	Director/Trustee	/s/ Robert C. Robb, Jr. Robert C. Robb, Jr.	Director/ Trustee
/s/ Frank J. Fabozzi Frank J. Fabozzi	Director/Trustee	/s/ Toby Rosenblatt Toby Rosenblatt	Director/ Trustee
/s/ Dr. Matina S. Horner Dr. Matina S. Horner	Director/Trustee	/s/ Mark Stalnecker Mark Stalnecker	Director/ Trustee
/s/ Rodney D. Johnson Rodney D. Johnson	Director/Trustee	/s/ Kenneth L. Urish Kenneth L. Urish	Director/ Trustee
/s/ Herbert I. London Herbert I. London	Director/Trustee	/s/ Frederick W. Winter Frederick W. Winter	Director/ Trustee
/s/ Ian A. MacKinnon Ian A. MacKinnon	Director/Trustee	/s/ Barbara Novick Barbara Novick	Director/ Trustee
/s/ Cynthia A. Montgomery Cynthia A. Montgomery	Director/Trustee

Appendix A

BBIF Government Securities Fund
BBIF Money Fund
BBIF Tax-Exempt Fund
BBIF Treasury Fund
BIF Government Securities Fund
BIF Money Fund
BIF Multi-State Municipal Series Trust
BIF Tax-Exempt Fund
BIF Treasury Fund
BlackRock Emerging Markets Fund, Inc.
BlackRock Financial Institutions Series Trust
BlackRock FundsSM
BlackRock Funds III
BlackRock Index Funds, Inc.
BlackRock Large Cap Series Funds, Inc.
BlackRock Latin America Fund, Inc.
BlackRock Liquidity Funds
BlackRock Master LLC
BlackRock Pacific Fund, Inc.
BlackRock Series, Inc.
Funds For Institutions Series
Master Government Securities LLC
Master Institutional Money Market LLC
Master Investment Portfolio
Master Large Cap Series LLC
Master Money LLC
Master Tax-Exempt LLC
Master Treasury LLC
Quantitative Master Series LLC
Ready Assets Prime Money Fund
Ready Assets U.S.A. Government Money Fund
Ready Assets U.S. Treasury Money Fund
Retirement Series Trust

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